UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2007

NORTH CENTRAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-27672	42-1449849
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

825 Central Avenue Fort Dodge, Iowa 50501
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (515) 576-7531

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
Effective June 11, 2007, North Central Bancshares, Inc. (the “Company”) appointed Kyle C. Cook as its Chief Financial Officer. Mr. Cook, age 34, was previously the Chief Financial Officer of Liberty Bank F.S.B., West Des Moines, Iowa, from 2004 to 2007. Mr. Cook is a certified public accountant and was employed by KPMG LLP from 1996 to 2004, most recently as a tax senior manager.

Mr. Cook will be granted $40,000 in restricted stock as provided for in the North Central Bancshares, Inc. 2006 Stock Incentive Plan. The total number of restricted shares will be computed by dividing $40,000 by the closing share price on Mr. Cook's first day of employment. The restricted shares will vest 100% on the third anniversary of employment. Mr. Cook is not a party to any transaction with the Company which is subject to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K.

Item 7.01. Regulation FD Disclosure

On June 11, 2007, the Company issued a press release announcing its appointment of Mr. Cook as its Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

The following exhibit is furnished with this Report:

Exhibit No.	Description

99.1	Press release issued by the Company on June 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North Central Bancshares, Inc.

By:	/s/ David M. Bradley
Name:	David M. Bradley
Title:	Chairman, President and Chief Executive Officer

Dated: June 11, 2007